U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               SCHEDULE 14C INFORMATION

                     INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.     )

Check the appropriate box:

[x ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]   Definitive Information Statement


                               GAMEZNFLIX, INC.
             (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required
[  ]  Fee Computed on table below per Exchange Act Rules 14a-
      6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:

_____________________________________________________________________

2.  Form, schedule, or registration statement number:

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3.  Filing party:

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4.  Date filed:

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Notes:


                          INFORMATION STATEMENT

                            GameZnFlix, Inc.
                           1535 Blackjack Road
                         Franklin, Kentucky 42134

              We Are Not Asking You for a Proxy and You Are
                   Requested Not To Send Us a Proxy

     This Information Statement is furnished at the direction and on behalf of the Board of Directors of GameZnFlix, Inc., a Nevada corporation ("Company"), to the holders of record of the Company's outstanding common stock, par value $0.001 per share ("Common Stock"), at the close of business on September 25, 2007 ("Record Date") that were not solicited by the Company, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

     The Company's Board of Directors unanimously approved the following actions on September 25, 2007:

     (a) To amend the Company's articles of incorporation to authorize Ten Million (10,000,000) shares of preferred stock; and

     (b) To amend the Company's articles of incorporation to authorize One Hundred Million (100,000,000) shares of Series B common stock.

The Company has received the consent of a majority of the outstanding shares of Common Stock of the Company for this corporate action under a definitive Proxy Statement filed on October 16, 2007.

     This Information Statement will be sent on or about October 29, 2007 to the Company's stockholders of record as of September 25, 2007 who have not been solicited for their consent of this corporate action.

                             VOTING SECURITIES

     The record date of stockholders entitled to notice of and to vote on the Request for Written Consent is the close of business on September 25, 2007. On such date, the outstanding stock of the Company consisted of its Common Stock, 31,599,061 shares of which were outstanding. Each share was entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada, there are no dissenter's or appraisal rights relating to the matter voted on.

     The matter voted on required an affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company. The Company has solicited and received written consent of a majority of such shares.

                               STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of September 25, 2007 (31,599,061 issued and outstanding) by (i) all stockholders known to the Registrant to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Registrant as a group. Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him

Title of Class     Name and Address          Amount and Nature    Percent of
                   of Beneficial              of Beneficial         Class
                       Owner                    Owner (1)

Common Stock       John Fleming                 7,078,743 (2)       22.40%
                   1535 Blackjack Road,
                   Franklin, Kentucky 42134

Common Stock       Arthur De Joya               4,877,143 (3)       15.43%
                   1535 Blackjack Road,
                   Franklin, Kentucky 42134

Common Stock       Mark Crist                     571,429            1.81%
                   1535 Blackjack Road,
                   Franklin, Kentucky 42134

Common Stock       Shares of all directors and 12,527,315           39.64%
                   executive officers
                   as a group (3 persons)

(1) Except as noted below, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) Included within this amount is an option covering 5,000 shares of common stock, exercisable from the date of grant
(December 31, 2004) at $0.007 per share (expiring on December
31, 2014).

(3) Included within this amount is an option covering 5,000 shares of common stock, exercisable from the date of grant (December
31, 2004) at $0.007 per share (expiring on December 31, 2014).

                     AMENDMENTS TO ARTICLES OF INCORPORATON

Description of Securities.

(a)  Stockholder Rights.

     The Company's articles of incorporation authorize the issuance of 25,000,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

These securities do not have any of the following rights:

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

     In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

     The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential stockholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

     The Company's authorized capital stock consists of 25,000,000,000 shares of common stock, with, as of September 25, 2007, 31,599,061 shares outstanding. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

     The Company has engaged the services of Interwest Transfer Co., Inc., 1981 East Murray Holliday Road, Suite 100, Salt Lake City, Utah 84117, to act as transfer agent and registrar.

                 Amendment of Articles of Incorporation.

     The corporate action to be taken consists of the Company filing a Certificate of Amendment of Articles of Incorporation:

     (a)  To amend Article 3 to authorize Ten Million
     (10,000,000) shares of preferred stock; and

     (b)  To amend Article 3 to authorize One Hundred Million
     (100,000,000) shares of Series B common stock.

By order of the Board of Directors
September 25, 2007


/s/  John Fleming
John Fleming, Chief Executive Officer